EXHIBIT 24.1
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cliffs Natural Resources Inc., an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of C. Lourenco Goncalves, James D. Graham and Traci L. Forrester, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of the Registrant’s Common Shares issuable in connection with the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 13th day of August, 2015.

/s/ C. L. Goncalves	/s/ P. K. Tompkins
C. L. Goncalves Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	P. K. Tompkins Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ T. K. Flanagan	/s/ J. T. Baldwin
T. K. Flanagan Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	J. T. Baldwin Director
/s/ R. P. Fisher, Jr.	/s/ S. M. Green
R. P. Fisher, Jr. Director	S. M. Green Director
/s/ J. A. Rutkowski, Jr.	/s/ J. S. Sawyer
J. A. Rutkowski, Jr. Director	J. S. Sawyer Director
/s/ M. D. Siegal	/s/ G. Stoliar
M. D. Siegal Director	G. Stoliar Director
/s/ D. C. Taylor
D. C. Taylor Director